Certifications and Authorizations

I certify that:

•	I have read the statements included in this form, including the Statements Required by Law and Executive Orders, and I understand them.
•
The Applicant is eligible to receive a loan under the rules in effect at the time this application is submitted that have been issued by the Small Business Administration (SBA) implementing the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (the Paycheck Protection Program Rule).

•	The Applicant:
o	(1) is an independent contractor, eligible self-employed individual, or sole proprietor or
o	(2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for the Applicant’s industry.
•	I will comply, whenever applicable, with the civil rights and other limitations in this form.
•	All SBA loan proceeds will be used only for business-related purposes as specified in the loan application and consistent with the Paycheck Protection Program Rule.
•	To the extent feasible, I will purchase only American-made equipment and products.
•	The Applicant is not engaged in any activity that is illegal under federal, state or local law.
•
Any loan received by the Applicant under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule.

For Applicants who are individuals: I authorize the SBA to request criminal record information about me from criminal justice agencies for the purpose of determining my eligibility for programs authorized by the Small Business Act, as amended.

Signed By:	Emmett Pepe, Authorized Signer

PAYCHECK PROTECTION PROGRAM DISCLOSURES
Purpose of this form:
This form is to be completed by the authorized representative of the Applicant and submitted to your SBA Participating Lender. Submission of the requested information is required to make a determination regarding eligibility for financial assistance. Failure to submit the information would affect that determination.

Instructions for completing this form:
With respect to “purpose of the loan,” payroll costs consist of compensation to employees (whose principal place of residence is the United States) in the form of salary, wages, commissions, or similar compensation; cash tips or the equivalent (based on employer records of past tips or, in the absence of such records, a reasonable, good-faith employer estimate of such tips); payment for vacation, parental, family, medical, or sick leave; allowance for separation or dismissal; payment for the provision of employee benefits consisting of group health care coverage, including insurance premiums, and retirement; payment of state and local taxes assessed on compensation of employees; and for an independent contractor or sole proprietor, wage, commissions, income, or net earnings from self-employment or similar compensation.
For purposes of calculating “Average Monthly Payroll,” most Applicants will use the average monthly payroll for 2019, excluding costs over $100,000 on an annualized basis for each employee. For seasonal businesses, the Applicant may elect to instead use average monthly payroll for the time period between February 15, 2019 and June 30, 2019, excluding costs over $100,000 on an annualized basis for each employee. For new businesses, average monthly payroll may be calculated using the time period from January 1, 2020 to February 29, 2020, excluding costs over $100,000 on an annualized basis for each employee.

If Applicant is refinancing an Economic Injury Disaster Loan (EIDL): Add the outstanding amount of an EIDL made between January 31, 2020 and April 3, 2020, less the amount of any “advance” under an EIDL COVID-19 loan, to Loan Request as indicated on the form.

All parties listed below are considered owners of the Applicant as defined in 13 CFR § 120.10, as well as “principals”:

•	For a sole proprietorship, the sole proprietor;
•	For a partnership, all general partners, and all limited partners owning 20% or more of the equity of the firm;
•	For a corporation, all owners of 20% or more of the corporation;
•	For limited liability companies, all members owning 20% or more of the company; and
•	Any Trustor (if the Applicant is owned by a trust).

Paperwork Reduction Act – You are not required to respond to this collection of information unless it displays a currently valid OMB Control Number. The estimated time for completing this application, including gathering data needed, is 8 minutes. Comments about this time or the information requested should be sent to : Small Business Administration, Director, Records Management Division, 409 3rd St., SW, Washington DC 20416., and/or SBA Desk Officer, Office of Management and Budget, New Executive Office Building, Washington DC 20503.

Privacy Act (5 U.S.C. 552a) – Under the provisions of the Privacy Act, you are not required to provide your social security number. Failure to provide your social security number may not affect any right, benefit or privilege to which you are entitled. (But see Debt Collection Notice regarding taxpayer identification number below.) Disclosures of name and other personal identifiers are required to provide SBA with sufficient information to make a character determination.

When evaluating character, SBA considers the person’s integrity, candor, and disposition toward criminal actions. Additionally, SBA is specifically authorized to verify your criminal history, or lack thereof, pursuant to section 7(a)(1)(B), 15 USC Section 636(a)(1)(B) of the Small Business Act (the Act).

Disclosure of Information – Requests for information about another party may be denied unless SBA has the written permission of the individual to release the information to the requestor or unless the information is subject to disclosure under the Freedom of Information Act. The Privacy Act authorizes SBA to make certain “routine uses” of information protected by that Act. One such routine use is the disclosure of information maintained in SBA’s system of records when this information indicates a violation or potential violation of law, whether civil, criminal, or administrative in nature.

Specifically, SBA may refer the information to the appropriate agency, whether Federal, State, local or foreign, charged with responsibility for, or otherwise involved in investigation, prosecution, enforcement or prevention of such violations. Another routine use is disclosure to other Federal agencies conducting background checks but only to the extent the information is relevant to the requesting agencies' function. See, 74 F.R. 14890 (2009), and as amended from time to time for additional background and other routine uses. In addition, the CARES Act, requires SBA to register every loan made under the Paycheck Protection Act using the Taxpayer Identification Number (TIN) assigned to the borrower.

Debt Collection Act of 1982, Deficit Reduction Act of 1984 (31 U.S.C. 3701 et seq. and other titles) – SBA must obtain your taxpayer identification number when you apply for a loan. If you receive a loan, and do not make payments as they come due, SBA may: (1) report the status of your loan(s) to credit bureaus, (2) hire a collection agency to collect your loan, (3) offset your income tax refund or other amounts due to you from the Federal Government, (4) suspend or debar you or your company from doing business with the Federal Government, (5) refer your loan to the Department of Justice, or (6) foreclose on collateral or take other action permitted in the loan instruments.

Right to Financial Privacy Act of 1978 (12 U.S.C. 3401) – The Right to Financial Privacy Act of 1978, grants SBA access rights to financial records held by financial institutions that are or have been doing business with you or your business including any financial Paycheck Protection Program Borrower Application Form 4 SBA Form 2483 (04/20) institutions participating in a loan or loan guaranty. SBA is only required provide a certificate of its compliance with the Act to a financial institution in connection with its first request for access to your financial records. SBA's access rights continue for the term of any approved loan guaranty agreement. SBA is also authorized to transfer to another Government authority any financial records concerning an approved loan or loan guarantee, as necessary to process, service or foreclose on a loan guaranty or collect on a defaulted loan guaranty.

Freedom of Information Act (5 U.S.C. 552) – Subject to certain exceptions, SBA must supply information reflected in agency files and records to a person requesting it. Information about approved loans that will be automatically released includes, among other things, statistics on our loan programs (individual borrowers are not identified in the statistics) and other information such as the names of the borrowers (and their officers, directors, stockholders or partners), the collateral pledged to secure the loan, the amount of the loan, its purpose in general terms and the maturity. Proprietary data on a borrower would not routinely be made available to third parties. All requests under this Act are to be addressed to the nearest SBA office and be identified as a Freedom of Information request.

Occupational Safety and Health Act (15 U.S.C. 651 et seq.) – The Occupational Safety and Health Administration (OSHA) can require businesses to modify facilities and procedures to protect employees. Businesses that do not comply may be fined, forced to cease operations, or prevented from starting operations. Signing this form is certification that the applicant, to the best of its knowledge, is in compliance with the applicable OSHA requirements, and will remain in compliance during the life of the loan.

Civil Rights (13 C.F.R. 112, 113, 117) – All businesses receiving SBA financial assistance must agree not to discriminate in any business practice, including employment practices and services to the public on the basis of categories cited in 13 C.F.R., Parts 112, 113, and 117 of SBA Regulations. All borrowers must display the "Equal Employment Opportunity Poster" prescribed by SBA.

Equal Credit Opportunity Act (15 U.S.C. 1691) – Creditors are prohibited from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status or age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant's income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.

Debarment and Suspension Executive Order 12549; (2 CFR Part 180 and Part 2700) – By submitting this loan application, you certify that neither the Applicant or any owner of the Applicant have within the past three years been:
(a) debarred, suspended, declared ineligible or voluntarily excluded from participation in a transaction by any Federal Agency; (b) formally proposed for debarment, with a final determination still pending; (c) indicted, convicted, or had a civil judgment rendered against you for any of the offenses listed in the regulations or (d) delinquent on any amounts owed to the U.S. Government or its instrumentalities as of the date of execution of this certification.

PAYCHECK PROTECTION NOTE

VIRGINIA BORROWERS: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT FURTHER NOTICE.

SBA Loan #	82984971-08
SBA Loan Name	GSE Systems Inc
Date	4/20/2020
Loan Amount	$10,000,000.00
Fixed Interest Rate	1.0%
Borrower	GSE Systems Inc
Lender	Citizens Bank N.A. 1 Citizens Plaza Providence, RI 02903

1.	PROMISE TO PAY:
In return for the Loan, Borrower promises to pay to the order of Lender the amount of
10,000,000.00 Dollars,
interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:
“Forgiveness Period” means the 8-week period beginning on the date of first disbursement of the Loan.
“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this loan signed by Borrower.
“Program” means the Paycheck Protection Program created by the Coronavirus Aid, Relief, and Economic Security Act, also known as the “CARES Act” (P.L. 116-136).
“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	LOAN FORGIVENESS; PAYMENT TERMS:
A.
Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on the Loan in an amount equal to the sum of the following costs incurred by Borrower during the 8- week period beginning on the date of first disbursement of the Loan:

i.	Payroll costs
ii.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
iii.	Any payment on a covered rent obligation

iv.	Any covered utility payment
The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Program, including the provisions of Section 1106 of the CARES Act. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If Borrower has received an SBA Economic Injury Disaster Loan (“EIDL”) during the period between January 1, 2020 and April 4, 2020 and used the proceeds of that EIDL for payroll costs, that amount shall be subtracted from the loan forgiveness amount.
Forgiveness will be subject to Borrower’s submission to Lender of information and documentation as required by the SBA and Lender.
B.
Submission of Information and Documents: Forgiveness will be subject to Borrower’s submission to Lender of information and documentation as required by the SBA and Lender. Not before July 1, 2020 and by August 15, 2020, Borrower shall provide Lender with information, in form and substance acceptable to Lender, specifying the amount of forgiveness Borrower requests, together with all documentation required by the CARES Act, the SBA and/or Lender to evidence and/or verify such information. Required information shall include, without limitation:

(i)
the total dollar amount of payroll costs during the Forgiveness Period and the dollar amounts of covered mortgage interest payments, covered rent payments and covered utilities for the Forgiveness Period to the extent Borrower seeks forgiveness for these costs.

(ii)
the average number of full-time equivalent employees of Borrower per month during (a) the period from February 15, 2020 through June 30, 2020 (the “Covered Period”); (b) the same period in 2019, and (c) if the average number of full-time equivalent employees is lower than the average number for the period described in subsection (ii)(b) above, the period from January 1, 2020 through February 29, 2020;

(iii)	the number of full-time equivalent employees of Borrower as of February 15, 2020, April 26, 2020 and June 30, 2020;
(iv)
the total amount of salary and wages during the Covered Period and during the fourth calendar quarter of 2019 of each employee who had the amount or rate of such salary and wages reduced by more than 25% during the Covered Period from the amount or rate in the fourth quarter of 2019 (each, a “Lowered Employee”);

(v)	the rate of salary and wages of each Lowered Employee as of February 15, 2020, April 26, 2020 and June 30, 2020; and
(v)	such further information and documents as Lender or the SBA shall require.

C.	Initial Deferment Period: No payments are due on the Loan for 6 months from the date of first disbursement of the Loan. Interest will continue to accrue during the deferment period.
D.	Maturity: This Note will mature two years from date of first disbursement of the Loan.
E.
Payments from End of Deferment Period through Maturity Date: To the extent the Loan is not forgiven during the deferment period or thereafter, the outstanding balance of the Loan, and interest thereon, shall be repaid in eighteen substantially equal monthly payments of principal and interest, commencing on the first business day after the end of the deferment period.

F.	Payment Authorization: Borrower hereby authorizes Lender to initiate payments from Borrower’s bank account, by wire or ACH transfer, for each monthly or other payment required hereunder.

In the event any such payment is unsuccessful, Borrower shall remain liable for such payment and shall take all steps required to make such payment.
G.
Interest Computation; Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the Loan. Interest will be calculated based upon actual days over a 365-day year.

H.
Payment Allocation: Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

I.
Loan Prepayment: Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: (i) give Lender written notice; (ii) pay all accrued interest; and (iii) if the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under (ii) of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

4.
NON-RECOURSE: Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

5.	USE OF PROCEEDS:

Borrower represents and warrants that all proceeds of the Loan will be used for the following eligible business purposes, as required by the CARES Act: (I) payroll costs; (II) costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums; (III) employee salaries, commissions, or similar compensations; (IV) payments of interest on any mortgage obligation (which shall not include any prepayment of or payment of principal on a mortgage obligation); (V) rent (including rent under a lease agreement); (VI) utilities; and (VII) interest on any other debt obligations that were incurred before February 15, 2020, provided that not less than 75% of expended Loan proceeds shall be devoted to items (I)-(III) above.

6.	DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:
A.	Fails to do anything required by this Note and other Loan Documents;
B.	Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA;
C.	Makes, or anyone acting on its behalf makes, a materially false or misleading representation to Lender or SBA;
D.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent;
E.	Does any of the following after Lender makes a determination (an “Adverse Forgiveness Determination”) that the Loan is not entitled to full forgiveness (or in such other period as specified below):

(i)	Defaults on any other loan with Lender;

(ii)	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

(iii)	Fails to pay any taxes when due;

(iv)	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

(v)	Has a receiver or liquidator appointed for any part of their business or property;

(vi)	Makes an assignment for the benefit of creditors;

(vii)
Has any adverse change in financial condition or business operation from the date of this Note that continues after the Adverse Forgiveness Determination and that Lender believes may materially affect Borrower’s ability to pay this Note; or

(viii)
Becomes the subject of a civil or criminal action from the date of this Note that continues after the Adverse Forgiveness Determination and that Lender believes may materially affect Borrower’s ability to pay this Note.

7.	LENDER’S RIGHTS IF THERE IS A DEFAULT:
Upon a default by Borrower, without notice or demand and without giving up any of its rights, Lender may:
A.	Require immediate payment of all amounts owing under this Note; or
B.	File suit and obtain judgment.

8.	LENDER’S GENERAL POWERS:
Without notice and without Borrower’s consent, Lender may:
A.
Incur expenses to collect amounts due under this Note and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; and

B.	Take any action necessary to collect amounts owing on this Note.

9.	WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

10.	SUCCESSORS AND ASSIGNS:
Under this Note, Borrower includes the original Borrower’s successors, and Lender includes the original Lender’s successors and assigns.

11.	GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.
To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee or collateral.

12.	STATE-SPECIFIC PROVISIONS:
A.	If Borrower’s principal place of business is in Delaware, the following provision applies:
CONFESSION OF JUDGMENT. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY-AT-LAW, AFTER THE OCCURRENCE OF A DEFAULT, TO APPEAR IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST BORROWER FOR THE UNPAID AMOUNT OF THIS NOTE, AND TO RELEASE ALL ERRORS, AND WAIVE ALL RIGHTS OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN THE PROCEEDING, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT WILL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID; BUT THE POWER WILL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS LENDER MAY ELECT UNTIL ALL AMOUNTS OWING ON THIS NOTE HAVE BEEN PAID IN FULL.
B.	If Borrower’s principal place of business is in Maryland, the following provision applies:
POWER TO CONFESS JUDGMENT. BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF A DEFAULT HEREUNDER, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF LENDER OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, AND FOR DOING SO, THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. BORROWER ACKNOWLEDGES AND AGREES  THAT, PURSUANT TO THE FOREGOING POWER TO CONFESS JUDGMENT GRANTED TO LENDER, BORROWER IS VOLUNTARILY AND KNOWINGLY WAIVING ITS RIGHT TO NOTICE AND A HEARING PRIOR TO THE ENTRY OF A JUDGMENT BY LENDER  AGAINST BORROWER. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS

LENDER SHALL ELECT UNTIL SUCH TIME AS LENDER SHALL HAVE RECEIVED PAYMENT UNTIL ALL AMOUNTS OWING ON THIS NOTE HAVE BEEN PAID IN FULL.

C.	If Borrower’s principal place of business is in Missouri, the following provision applies:
Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrowers(s)) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

D.	If Borrower’s principal place of business is in Oregon, the following provision applies:
UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS  MADE BY [BENEFICIARY]/US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR'S/BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY [AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY]/US TO BE ENFORCEABLE.

E.	If Borrower’s principal place of business is in Pennsylvania, the following provision applies:
CONFESSION OF JUDGMENT. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR AT ANY TIME FOR BORROWER AFTER A DEFAULT UNDER THIS NOTE AND WITH OR WITHOUT COMPLAINT FILED, CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE AND ALL ACCRUED INTEREST, ON WHICH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE IMMEDIATELY; AND FOR SO DOING, THIS NOTE OR A COPY OF THIS NOTE VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. THE AUTHORITY GRANTED IN THIS NOTE TO CONFESS JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE OF THAT AUTHORITY, BUT SHALL CONTINUE FROM TIME TO TIME  AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS NOTE. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE TO NOTICE OR TO A HEARING IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT  AND STATES THAT EITHER A REPRESENTATIVE OF LENDER SPECIFICALLY CALLED THIS CONFESSION OF JUDGMENT PROVISION TO BORROWER'S ATTENTION OR BORROWER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL.
F.	If Borrower’s principal place of business is in Virginia, the following provision applies:
Upon any default under this Note Borrower authorizes the clerk of any court and any attorney admitted to practice before any court of record in the United States, on behalf of Borrower, to then confess judgment against the Borrower in favor of Lender in the full amount due on this Note. For the purpose of allowing the Lender to file a confession of judgment in the Commonwealth of Virginia, the Borrower hereby duly constitutes and appoints , its true and lawful attorney-in-fact, to confess judgment against it in any court of record in the Commonwealth of Virginia, and Borrower further consents to the jurisdiction of and agrees that venue shall be proper in the Circuit Court of any county or city of the Commonwealth of Virginia and/or in any other court of record in the Commonwealth of Virginia. Borrower waives all errors, defects and imperfections in the entry of judgment as aforesaid or in any proceeding pursuant thereto and the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon Borrower any right or privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and to enter judgment against Borrower shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different courts or jurisdictions, as often as Lender shall deem necessary or advisable until all sums due under this Note have been paid in full.
G.	If Borrower’s principal place of business is in Washington, the following provision applies:
Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.
H.	If Borrower is an individual residing in Wisconsin, the following provision applies:
Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.

13.	ARBITRATION CLAUSE:
Borrower agrees to the Arbitration Clause attached as Exhibit A. Lender also agrees to the Arbitration Clause.

14.	BORROWER’S NAME AND SIGNATURE:
By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER: GSE Systems Inc

Emmett Pepe, Authorized Signer

ARBITRATION CLAUSE (EXHIBIT A).

Lender (together with its “Related Parties,” as defined below, “we,” “us” and “our”) has put this Clause in question and answer form to make it easier to understand. However, this Clause is part of this Agreement and is legally binding on Borrower (“you” and “your”).

Question.	Short Answer.	Further Detail.
Background and Scope.
What is	An	In arbitration, a third party arbitrator (“TPA”) solves Claims in a hearing. It is
arbitration?	alternative	less formal than a court case.
to a court
case.
Is it different	Yes.	The hearing is private. There is no jury. It is usually less formal, faster and
from court		less expensive than a lawsuit. Pre-hearing fact finding (called “discovery”) is
and jury trials?		limited. Appeals are limited. Courts rarely overturn arbitration awards.
What is this Clause about?	The parties' agreement to arbitrate Claims.	You and we agree that any party may elect to arbitrate or require arbitration of any "Claim" as defined below.
Who does the	You and us,	This Clause governs you and us, including our "Related Parties": (1) any
Clause	including	parent, subsidiary or affiliate of ours; (2) our employees, directors, officers,
cover?	certain	shareholders, members and representatives; and (3) any person or company
	"Related	(but not the SBA) that is involved in a Claim you pursue at the same time you
	Parties".	pursue a related Claim with us.
What Claims	All Claims
This Clause governs all “Claims” that would usually be decided in court and are between you and us. In this Clause, the word “Claims” has the broadest reasonable meaning. It includes contract and tort (including intentional tort) claims and claims under constitutions, statutes, ordinances, rules and regulations. It includes all claims even indirectly related to your application and/or supplemental application for the Loan, this Note, the Loan or our relationship with you. It includes claims related to any decisions we have made or subsequently make concerning your Loan, including decisions regarding the Loan forgiveness to which you are or are not entitled. It includes claims related to collections, privacy and customer information. It includes claims related to the validity in general of this Note. However, it does not include disputes about the validity, coverage or scope of this Clause or any part of this Clause. All such disputes are for a court and not the TPA to decide.

does the	(except
Clause cover?	certain Claims about this
Clause).
Who handles the arbitration?	Usually AAA or JAMS.
Arbitrations are conducted under this Clause and the rules of the arbitration administrator in effect at the time the arbitration is commenced. However, arbitration rules that conflict with this Clause do not apply. The arbitration administrator will be either:
• The American Arbitration Association ("AAA"), 1633 Broadway, 10th Floor, New York, NY 10019, www.adr.org.
• JAMS, 620 Eighth Avenue, 34th Floor, New York, NY 10018,

Question.	Short Answer.	Further Detail.

www.jamsadr.org
• Any other company picked by agreement of the parties.
If all the above options are unavailable, a court will pick the administrator. No arbitration brought on a class basis may be administered without our consent by any administrator that would permit class arbitration under this Clause.
The TPA will be selected under the administrator's rules. However, the TPA must be a lawyer with at least ten years of experience or a retired judge unless you and we otherwise agree.

Can Claims be brought in court?	Sometimes.
Either party may bring a lawsuit if the other party does not demand arbitration. We will not demand arbitration of any lawsuit you bring as an individual action in small claims court. However, we may demand arbitration of any appeal of a small-claims decision or any small-claims action brought on a class basis.

Are you giving up any rights?	Yes.
For Claims subject to this Clause, you give up your right to:

1. Have juries decide Claims.
2. Have courts, other than small-claims courts, decide Claims.
3. Serve as a private attorney general or in a representative capacity.
4. Join a Claim you have with a dispute by other consumers.
5. Bring or be a class member in a class action or class arbitration.

We also give up the right to a jury trial and to have courts decide Claims you wish to arbitrate.

Can you or another business start class arbitration?	No.
The TPA is not allowed to handle any Claim on a class or representative basis. All Claims subject to this Clause must be decided in an individual arbitration or an individual small-claims action. This Clause will be void if a court rules that the TPA can decide a Claim on a class basis and the court's ruling is not reversed on appeal.

What happens if part of this Clause cannot be enforced?	It depends.
If any portion of this Clause cannot be enforced, the rest of this Clause will continue to apply, except that:

(A) If a court rules that the TPA can decide a Claim on a class or other representative basis and the court's ruling is not reversed on appeal, only this sentence will apply and the remainder of this Clause will be void. AND

(B) If a party brings a Claim seeking public injunctive relief and a court determines that the restrictions in this Clause prohibiting the TPA from awarding relief on behalf of third parties are unenforceable with respect to such Claim (and that determination becomes final after all appeals have been exhausted), the Claim for public injunctive relief will be determined in court and any individual Claims seeking monetary relief will be arbitrated. In such a case the parties agree to request that the court stay the Claim for public injunctive relief until the arbitration award pertaining to individual relief has been entered in court.

In no event will a Claim for class relief or public injunctive relief be

Question.	Short Answer.	Further Detail.
arbitrated.
What law applies?	The Federal Arbitration Act (“FAA”).
This Agreement and related sale involve interstate commerce. Thus, the FAA governs this Clause. The TPA must apply substantive law consistent with the FAA. The TPA must honor statutes of limitation and privilege rights. Punitive damages are governed by the constitutional standards that apply in judicial proceedings.

Will anything I do make this Clause ineffective?	No.	This Clause stays in force even if you: (1) cancel this Note; (2) default, renew, prepay or pay the Loan in full; or (3) go into or through bankruptcy.
Process.
What must a party do before starting a lawsuit or arbitration?	Send a written Claim notice and work to resolve the Claim.
Before starting a lawsuit or arbitration, the complaining party must give the other party written notice of the Claim. The notice must explain in reasonable detail the nature of the Claim and any supporting facts. If you are the complaining party, you must send the notice in writing (and not electronically) to our Legal Department, at our normal notice address. You or an attorney you have personally hired must sign the notice and must provide your full name and a phone number where you (or your attorney) can be reached.
Once a Claim notice is sent, the complaining party must give the other party a reasonable opportunity over the next 30 days to resolve the Claim on an individual basis.

How does arbitration start?	Mailing a notice.
If the parties do not reach an agreement to resolve the Claim within 30 days after notice of the Claim is received, the complaining party may commence a lawsuit or arbitration, subject to the terms of this Clause. To start arbitration, the complaining party picks the administrator and follows the administrator's rules. If one party begins or threatens a lawsuit, the other party can demand arbitration. This demand can be made in court papers. It can be made if a party begins a lawsuit on an individual basis and then tries to pursue a class action. Once an arbitration demand is made, no lawsuit may be brought and any existing lawsuit must stop.

Will any hearing be held nearby?	Yes.
The TPA may decide that an in-person hearing is unnecessary and that he or she can resolve a Claim based on written filings and/or a conference call.
However, any in-person arbitration hearing must be held at a place reasonably convenient to you.

What about appeals?	Very limited.
Appeal rights under the FAA are very limited. Except for FAA appeal rights and except for Claims involving more than $50,000 (including Claims involving requests for injunctive relief that could cost more than $50,000), the TPA's award will be final and binding. For Claims involving more than
$50,000, any party may appeal the award to a three-TPA panel appointed by the administrator, which will reconsider from the start anything in the initial award that is appealed. The panel's decision will be final and binding, except for any FAA appeal right. Any appropriate court may enter judgment upon the
TPA's award.

Question.	Short Answer.	Further Detail.
Do arbitration awards affect other disputes?	No.
No arbitration award involving the parties will have any impact as to issues or claims in any dispute involving anyone who is not a party to the arbitration, nor will an arbitration award in prior disputes involving other parties have any impact in an arbitration between the parties to this Clause.

Arbitration Fees and Awards.
Who bears arbitration fees?	Usually, we do.	We will pay all filing, administrative, hearing and TPA’s fees if you act in good faith, cannot get a waiver of such fees and ask us to pay.
When will we cover your legal fees and costs?	If you win.
If you win an arbitration, we will pay your reasonable fees and costs for attorneys, experts and witnesses. We will also pay these amounts if required under applicable law or the administrator's rules or if payment is required to enforce this Clause. The TPA shall not limit his or her award of these amounts because your Claim is for a small amount.

Will you ever owe us for arbitration or attorneys' fees?	Only for bad faith.
The TPA can require you to pay our fees if (and only if): (1) the TPA finds that you have acted in bad faith (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)); and (2) this power does not make this Clause invalid.

Can an award be explained?	Yes.	A party may request details from the TPA, within 14 days of the ruling. Upon such request, the TPA will explain the ruling in writing.

By signing below, we agree to this Arbitration Clause.

LENDER: CITIZENS BANK, N.A.

Shannon L Moniz Vice President
Loan Operations Manager

AUTHORIZATION
(SBA Paycheck Protection Program Express Loan)

SBA Loan# 82984971-08
U.S. Small Business Administration	Lender:
LITTLE ROCK COMMERCIAL LOAN SERVICING CENTER OFFICE OF FINANCIAL PROGRAM OPERATIONS	Citizens Bank N.A.
2120 Riverfront Drive	1 Citizens Plaza
Little Rock, AR 72202	Providence, RI 02903

Lender is issuing this SBA Paycheck Protection Program Express Loan Authorization for SBA to guarantee 100% of a loan in the amount of $10,000,000.00 to be made by Lender to assist:

Borrower: GSE Systems Inc, 1332 Londontown Blvd 200, Sykesville, MD 21784

Lender must have a valid SBA Loan Guarantee Agreement (SBA Form 750 and a valid SBA Express Supplemental Loan Guaranty Agreement (SBA Form 2424).

Lender’s issuance is in accordance with the SBA Express Supplemental Loan Guaranty Agreement between Lender and SBA for an SBA Express Loan and the Paycheck Protection Program created by the Coronavirus Aid, Relief, and Economic Security Act, also known as the “CARES Act” (H.R. 748).

Lender must comply with all SBA Loan Program Requirements, as defined in 13 CFR 120.10, all of which may be amended from time to time.

This Authorization is subject to the application (including SBA Form 2483) submitted by Borrower to the Lender, the Lender’s representations to SBA, and the following terms and conditions:

15.	Lender must make complete disbursement of the loan no later than 24 months from the date of this Authorization.

16.	The SBA Guarantee Fee is $0.

17.	Lender must have Borrower execute a Note containing the following repayment terms:
A.
At the request of the Borrower and on receipt of information and documentation as required by the SBA, Lender will forgive repayment of such portion of the Loan, and interest thereon, as and to the extent required by the CARES Act for loans under the Program. The amount of forgiveness shall not exceed the principal amount of this Note.

B.
At any time as requested by the Lender, but not later than 90 days after Borrower receives funds pursuant to this Note, Borrower will provide Lender with information, in form and substance acceptable to Lender, specifying the amount of forgiveness Borrower requests, together with all documentation required by the CARES Act, the SBA and/or Lender to evidence and/or verify the information in such report. Required information shall include, without limitation, (i) the number of full-time equivalent employees of Borrower and the dollar amount of payroll costs during all relevant periods (including the Forgiveness Period), as well as (ii) the dollar amounts of covered mortgage interest payments, covered rent payments and covered utilities for the Forgiveness Period to the extent Borrower seeks forgiveness for these costs.

00000
C.
To the extent the Loan is not forgiven, the outstanding balance of the Loan, and interest thereon, shall be repaid in eighteen substantially equal monthly payments of principal and interest, commencing six (6) months after the date of this Loan and ending two (2) years after the date of this Loan. Borrower hereby authorizes Lender to initiate payments from Borrower’s bank account, by wire or ACH transfer, for each monthly or other payment required hereunder. In the event any such payment is unsuccessful, Borrower shall remain liable for such payment and shall take all steps required to make such payment.

D.	Interest will be calculated based upon actual days over a 365-day year.

18.
Lender must develop and maintain evidence of a system or process to reasonably ensure that loan proceeds were used for the following eligible business purposes: (I) payroll costs; (II) costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums; (III) employee salaries, commissions, or similar compensations; (IV) payments of interest on any mortgage obligation (which shall not include any prepayment of or payment of principal on a mortgage obligation); (V) rent (including rent under a lease agreement); (VI) utilities; and (VII) interest on any other debt obligations that were incurred before February 15, 2020.

19.	Lender must satisfy the following collateral conditions: None

LENDER By: Shannon L Moniz Vice President Loan Operations Manager	Date: 4/20/2020

SBA FORM 1050, SETTLEMENT SHEET
OMB Approval No.: 3245-0200 Expiration Date: 04/30/2022

Purpose: The purpose of this form is to document and verify that loan proceeds have been disbursed in accordance with the Authorization and to document that the Borrower’s contribution has been injected into the business prior to the Lender disbursing any loan proceeds.

General Instructions: This form may be used for all 7(a) loans and for all disbursements. It must be used for the first disbursement on all standard 7(a) loans over $350,000.

This form is to be completed by the Lender and signed by the Lender and the Borrower at the time of the initial loan disbursement. The Lender must retain a copy of the signed form in its loan file. For all disbursements, the Lender must also retain documentation that is acceptable to SBA (such as joint payee checks, cancelled checks, paid receipts or invoices, wire transfer account records, etc.) and that evidences compliance with the Use of Proceeds section of the Authorization.

The Lender must submit the completed form and allsupporting documentation to SBA upon request, or, in the event ofaloan default, with the Lender’s request for guaranty purchase.

Providing this information is required to comply with program requirements; failure to provide it when required may impair the Lender’s ability to collect on the SBA loan guaranty.

If additional space is required to complete the form or provide additional details please attach a separate sheet.
Specific Instructions for Completing the Form:

1)	In the first section, fill in all identifying information. For “Loan Type,” check the box to indicate whether the loan is a term loan or a revolving line of credit.
2)	Complete the “Use of Proceeds” section with information related to the initial disbursement.
a)	On the line associated with each applicable use of proceeds, indicate:
i)	The name of the payee (must identify the ultimate recipient, not an intermediary such as a title company);
ii)	Amount disbursed; and
iii)	Remaining amount to be disbursed, in accordance with the Authorization.
b)
For the “Settlement charges/out of pocket costs” line, insert total amount of settlement charges and other out of pocket costs in the appropriate field within the grid. Attach an itemized list of all charges and costs, including the name of payee and amount paid for each charge or cost. Reminder: SBA Form 159is required for allfeespaid or to be paid by the Lender (except Lender Service Provider fees) and for all fees paid or to be paid by the Applicant to any agent inconnection with the SBA loan application.)

c)	For “Other (Explain),” enter any other use of proceeds authorized in the Authorization that is not already listed in the grid, if applicable.
3)	Complete the “Borrower’s Injection” section.
a)	For each type of injection, indicate the source.
b)	If the Sellercontributed towardrequired equity, attach a copy of the Note and evidence of full standby for the life of the loan.
c)	Note: The Borrower’s Injection must be in the business bank account prior to any disbursement of loan proceeds.
4)	The Lender and the Borrower must review the certification and execute the form in the space provided.

SBA Form 1050 (04-19) Previous Editions Obsolete Page 1 of 2

	U.S. Small Business Settlement Sheet	OMB APPROVAL NO.: 3245-0200 EXPIRATION DATE: 04/30/2022
SBA Loan Number 82984971-08	Lender Name Citizens Bank N.A.	Lender FIRS Number 7060330
SBA Loan Name GSE Systems Inc		Note Amount 10,000,000.00
Loan Type: Term Loan	Line of Credit Disbursement Type: First Disbursement	Subsequent Disbursement Full Disbursement

Authorized Use of Proceeds:			Name of Payee:	Amount Disbursed:	Authorized Amount Remaining:
Land Acquisition:		Raw Improved		$ -	$ -
Construction:	New	Expansion/Renovation		$ -	$ -
Leasehold Improvements to property owned by others				$ -	$ -
Machinery & Equipment				$ -	$ -
Furniture & Fixtures				$ -	$ -
Inventory Purchase				$ -	$ -
Working Capital			GSE Systems Inc	$10,000,000.00	$ -
Deposit to: 8203063002
Acquire Business (Change of Ownership)				$ -	$ -
SBA Guarantee Fee				$ -	$ -
Settlement Charges/Out of Pocket Costs				$ -	$ -
Other (Explain):				$ -	$ -
Total:				$10,000,000.00	$ -

Borrower's Injection (including any deposit or earnest money):
Cash Source:	$-
Assets Source:	$-
Seller contribution toward required equity (on full standby for life of loan)	$-
Other (Explain):	$-
Total Borrower Injection:	$-

At the time of completion of this form, the Lender and the Borrower certify that:
1. The loan proceeds were disbursed and received and will be used in accordance with the Use of Proceeds section of the Authorization, including any and all SBA/Lender approved modifications, and that all required equity or Borrower injections have been made in accordance with the Authorization and any approved modifications; and
2. There has been no unremediedadverse change in the Borrower’s or Operating Company’s financial condition, organization, management, operations orassets since the date of application that would warrant withholding or not making this disbursement or any further disbursement.
At the time of each subsequent disbursement on this loan, the Lender, by disbursing the loan proceeds, and the Borrower by receiving them, are deemed to certify that the above certifications are true with respect to each and every disbursement made.

WARNING: By signing below you are certifying that the above statements are accurate to the best of your knowledge. Submitting false information to the Government may result in criminal prosecution and fines up to $250,000 and/or imprisonment for up to 5 years under 18 USC § 1001. Submitting false statements to a Federally insured institution may result in fines up to $1,000,000 and/or imprisonment for up to 30 years under 18 USC § 1014, penalties under 15 USC § 645, and/or civil fraud liability.

Authorized Lender Official	Borrower
Signature:	Signature:
Print Name: Shannon L Moniz	Print Name: Emmett Pepe
Title: Vice President and Loan Operations Manager	Title: Authorized Signer
Date: 4/20/2020	4/23/2020 Date:
SBA Form 1050 (04-19) Previous Editions Obsolete Page 2 of 2
NOTE: According to the Paperwork Reduction Act, you are not required to respond to this collection of information unless it displays a currently valid OMB Control Number. The  estimated  burden for completing this form, including time for reviewing instructions, and gathering data needed, is 30 minutes.  Comments or questions on the burden estimates or other aspects of  this information  collection  should  be sent to U.S. Small Business Administration,  Director, RMD, 409 3rd St., SW, Washington DC 20416 and/or  SBA Desk  Officer, Office of  Management  and Budget,  New Executive Office Building, Rm. 10202, Washington  DC 20503. PLEASE DO NOT SEND THECOMPLETED FORMS TO THESE ADDRESSES.

Borrower Name: GSE Systems Inc

Loan: SBA PPP GSE Systems Inc (the “Loan”)

Checking Account # : 8203063002 (the “Checking Account”)

The undersigned hereby authorizes Citizens Bank to debit their Checking Account in the amount (each a "Payment Amount") of any payment due respecting the Loan. The undersigned hereby acknowledges and agrees that if a scheduled due date respecting the Loan is not a day on which the Bank is open for processing loans, the debit will be initiated on the next business day on which the Bank is open for processing loans.

This authorization may be terminated by the undersigned upon 30 days prior written notice to the Bank.

By your signature below, you authorize and agree to the terms of this Automatic Payment Authorization.

Authorized Signer:	Emmett Pepe

Date:
4/23/2020